Exhibit 99.1

Planar Announces Fiscal Third Quarter 2012 Financial Results

Company reports record quarterly Digital Signage product sales and 19 percent sequential total revenue growth

BEAVERTON, Ore. – August 13, 2012 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $44.7 million and GAAP loss per share of $0.08 in its third fiscal quarter ended June 29, 2012. On a Non-GAAP basis (see reconciliation table), loss per share was $0.04 in the third quarter of fiscal 2012.

“Our fiscal third quarter financial results were better than our expectations, driven by our highest quarterly sales of digital signage products to date,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “We also announced a number of new digital signage products during the quarter as we look to broaden our differentiated digital signage product portfolio.”

THIRD QUARTER BUSINESS SUMMARY

•

Announced the Planar® UltraLux™ Series, a family of 60”, 70” and 80” LCD displays that feature a unique industrial design and forward-thinking engineering which bring current consumer electronics styling to the commercial digital signage market

•	Announced Planar® LookThru™, a unique digital display box that incorporates a transparent display to create a first-of-its-kind merchandising and exhibition solution

•

Launched Planar Mosaic Project Designer™, developed in conjunction with the Planar® Mosaic™ video wall system; this free, online application lets users create individualized designs for the recently introduced architectural video wall system

•	Planar® Mosaic™ video wall received industry recognition with Commercial Integrator’s BEST Award and AV Technology’s Best New Video Wall Product Award

THIRD QUARTER FISCAL 2012 RESULTS

The Company’s total revenues increased 19 percent compared to the second quarter of fiscal 2012 and declined 2 percent compared to the third quarter of fiscal 2011. Geographic results (in terms of quarterly revenue compared with the third quarter of fiscal 2011) were mixed, with Asia Pacific increasing 6 percent, the Americas decreasing 4 percent, and Europe, the Middle East and Africa (EMEA) being approximately equal to the third quarter of last year. Sales of Digital Signage products totaled $11.8 million in the third quarter of 2012, a 9 percent increase from the same period a year ago. This increase was driven by higher sales of Clarity® Matrix™ tiled LCD systems, which increased 66 percent compared with the same period a year ago, partially offset by a decline in sales of custom digital signage displays due to large shipments in the prior year which did not repeat in the third quarter of fiscal 2012. Sales of Commercial and Industrial (C&I) products declined 5 percent to $32.9 million compared with the same quarter a year ago. This decrease was primarily driven by lower sales of Electroluminescent (EL) displays and high-end home products, partially offset by increased sales of desktop, touch, and custom monitors.

The Company’s consolidated gross profit margin (on a Non-GAAP basis) was 22.0 percent in the third quarter of 2012, down from 28.1 percent in the third quarter of 2011 (see reconciliation table). The decrease in gross profit margin, as a percent of sales, from the previous year was primarily due to the under-absorption of expenses in certain production areas with a relatively higher fixed cost basis, such as EL product facilities, and an unfavorable product mix with a greater proportion of total revenue derived from sales of relatively lower margin products such as desktop monitors.

Total operating expenses (on a Non-GAAP basis) for the third quarter of 2012 decreased $2.1 million, or 16 percent, to $11.1 million compared with the same quarter a year ago, as expenses declined in all functions as a result of cost reduction measures implemented early in the third quarter of 2012.

The Company’s cash balance increased $1.1 million sequentially to $16.2 million at the end of the third quarter compared to the end of the second quarter of fiscal 2012. The increase in cash was primarily caused by a $7 million reduction in inventory, partially offset by an increase in accounts receivable associated with sequential revenue growth and a reduction in accounts payable.

BUSINESS OUTLOOK

Looking forward, the Company continues to see opportunities to grow sales of digital signage products by accessing new customers and expanding relationships with existing customers as well as by adding new products to the digital signage portfolio such as Planar Mosaic, Planar LookThru, and Planar UltraLux.

For the fourth quarter of fiscal 2012, the Company expects continued revenue growth in sales of digital signage products and a reduction in sales of commercial and industrial products on a year over year basis. As a result, for the fourth fiscal quarter of 2012 the Company currently anticipates similar revenue, gross profit margins, levels of operating expenses and profits compared with the third fiscal quarter of 2012.

Results of operations and the business outlook will be discussed in a conference call today, August 13, 2012, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until September 13, 2012. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in digital display technology providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue and revenue growth, gross profit levels and gross profit rates, and operating expense levels for the fourth quarter of fiscal 2012 and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters like the recent earthquakes and tsunami in Japan; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	Jun. 29, 2012	Jul. 1, 2011	Jun. 29, 2012	Jul. 1, 2011
Sales	$44,704	$45,659	$129,954	$135,379
Cost of Sales	34,895	32,835	102,427	96,912

Gross Profit	9,809	12,824	27,527	38,467
Operating Expenses:
Research and development, net	2,319	2,781	7,805	7,968
Sales and marketing	6,019	6,892	19,662	18,889
General and administrative	3,167	4,200	10,947	12,639
Amortization of intangible assets	175	512	525	1,536
Restructuring	—	—	518	—

Total Operating Expenses	11,680	14,385	39,457	41,032
Income (Loss) from operations	(1,871)	(1,561)	(11,930)	(2,565)
Non-operating income (expense):
Interest, net	1	9	7	23
Foreign exchange, net	260	(208)	523	(830)
Other, net	129	(10)	450	222

Net non-operating income (expense)	390	(209)	980	(585)
Income (loss) before taxes	(1,481)	(1,770)	(10,950)	(3,150)
Provision (benefit) for income taxes	212	127	604	146

Net Income (loss)	$(1,693)	$(1,897)	$(11,554)	$(3,296)

Net Income (loss) per share—basic	$(0.08)	$(0.10)	$(0.58)	$(0.17)
Net Income (loss) per share—diluted	$(0.08)	$(0.10)	$(0.58)	$(0.17)
Weighted average shares outstanding—basic	20,219	19,506	20,024	19,362
Weighted average shares outstanding—diluted	20,219	19,506	20,024	19,362

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Jun. 29, 2012	Sept. 30, 2011
ASSETS
Cash	$16,247	$22,231
Accounts receivable, net	21,902	25,881
Inventories	36,806	42,967
Other current assets	2,990	4,587

Total current assets	77,945	95,666
Property, plant and equipment, net	3,605	4,265
Intangible assets, net	735	1,261
Other assets	5,835	4,110

	$88,120	$105,302

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	13,415	15,549
Current portion of capital leases	219	—
Deferred revenue	1,952	2,339
Other current liabilities	16,581	18,485

Total current liabilities	32,167	36,373
Long-term portion of capital leases	327	—
Other long-term liabilities	5,166	6,270

Total liabilities	37,660	42,643
Common stock	184,021	182,826
Retained earnings (deficit)	(130,036)	(118,096)
Accumulated other comprehensive loss	(3,525)	(2,071)

Total shareholders’ equity	50,460	62,659

	$88,120	$105,302

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Jun. 29, 2012	Jul. 1, 2011
Gross Profit:
GAAP Gross Profit	9,809	12,824

Share-based Compensation	32	14

Total Non-GAAP adjustments	32	14

NON-GAAP GROSS PROFIT	9,841	12,838

NON-GAAP GROSS PROFIT PERCENTAGE	22.0%	28.1%

Research and Development:
GAAP research and development expense	2,319	2,781

Share-based Compensation	(36)	(56)

Total Non-GAAP adjustments	(36)	(56)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,283	2,725

Sales and Marketing:
GAAP sales and marketing expense	6,019	6,892

Share-based Compensation	(58)	(148)

Total Non-GAAP adjustments	(58)	(148)

NON-GAAP SALES AND MARKETING EXPENSE	5,961	6,744

General and Administrative:
GAAP General and Administrative Expense	3,167	4,200
Share-based Compensation	(286)	(479)

Total Non-GAAP adjustments	(286)	(479)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	2,881	3,721

Operating Expenses:
GAAP Total Operating Expenses	11,680	14,385
Share-based Compensation	(380)	(683)
Amortization of intangible assets	(175)	(512)

Total Non-GAAP adjustments	(555)	(1,195)

NON-GAAP TOTAL OPERATING EXPENSES	11,125	13,190

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Jun. 29, 2012	Jul. 1, 2011
Income (Loss) from Operations:
GAAP income (loss) from operations	(1,871)	(1,561)
Share-based Compensation	412	697
Amortization of intangible assets	175	512

Total Non-GAAP adjustments	587	1,209

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(1,284)	(352)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(1,481)	(1,770)
Share-based Compensation	412	697
Amortization of intangible assets	175	512
Foreign Exchange, net	(260)	208

Total Non-GAAP adjustments	327	1,417

NON-GAAP INCOME (LOSS) BEFORE TAXES	(1,154)	(353)

Depreciation	505	528

NON-GAAP EBITDA	(649)	175

Net Income (Loss):
GAAP Net Income (loss)	(1,693)	(1,897)
Share-based Compensation	412	697
Amortization of intangible assets	175	512
Foreign Exchange, net	(260)	208
Income tax effect of reconciling items	645	259

Total Non-GAAP adjustments	972	1,676

NON-GAAP NET INCOME (LOSS)	(721)	(221)

GAAP weighted average shares outstanding—basic	20,219	19,506
NON-GAAP weighted average shares outstanding—diluted	20,219	19,506
GAAP Net Income (Loss) per share—basic	$(0.08)	$(0.10)
Non-GAAP adjustments detailed above	0.04	0.09
NON-GAAP NET INCOME PER SHARE (basic)	$(0.04)	$(0.01)
GAAP Net Income (Loss) per share—diluted	$(0.08)	$(0.10)
Non-GAAP adjustments detailed above	0.04	0.09
NON-GAAP NET INCOME PER SHARE (diluted)	$(0.04)	$(0.01)

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the nine months ended
	Jun. 29, 2012	Jul. 1, 2011
Gross Profit:
GAAP Gross Profit	27,527	38,467

Share-based Compensation	68	44

Total Non-GAAP adjustments	68	44

NON-GAAP GROSS PROFIT	27,595	38,511

NON-GAAP GROSS PROFIT PERCENTAGE	21.2%	28.4%

Research and Development:
GAAP research and development expense	7,805	7,968

Share-based Compensation	(99)	(159)

Total Non-GAAP adjustments	(99)	(159)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	7,706	7,809

Sales and Marketing:
GAAP sales and marketing expense	19,662	18,889

Share-based Compensation	(113)	(380)

Total Non-GAAP adjustments	(113)	(380)

NON-GAAP SALES AND MARKETING EXPENSE	19,549	18,509

General and Administrative:
GAAP General and Administrative Expense	10,947	12,639
Share-based Compensation	(785)	(1,003)

Total Non-GAAP adjustments	(785)	(1,003)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	10,162	11,636

Operating Expenses:
GAAP Total Operating Expenses	39,457	41,032
Share-based Compensation	(997)	(1,542)
Amortization of intangible assets	(525)	(1,536)
Restructuring charges	(518)	—

Total Non-GAAP adjustments	(2,040)	(3,078)

NON-GAAP TOTAL OPERATING EXPENSES	37,417	37,954

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the nine months ended
	Jun. 29, 2012	Jul. 1, 2011
Income (Loss) from Operations:
GAAP income (loss) from operations	(11,930)	(2,565)
Share-based Compensation	1,065	1,586
Amortization of intangible assets	525	1,536
Restructuring charges	518	—

Total Non-GAAP adjustments	2,108	3,122

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(9,822)	557

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(10,950)	(3,150)
Share-based Compensation	1,065	1,586
Amortization of intangible assets	525	1,536
Restructuring charges	518	—
Foreign Exchange, net	(523)	830

Total Non-GAAP adjustments	1,585	3,952

NON-GAAP INCOME (LOSS) BEFORE TAXES	(9,365)	802

Depreciation	1,594	1,603

NON-GAAP EBITDA	(7,771)	2,405

Net Income (Loss):
GAAP Net Income (loss)	(11,554)	(3,296)
Share-based Compensation	1,065	1,586
Amortization of intangible assets	525	1,536
Restructuring charges	518	—
Foreign Exchange, net	(523)	830
Income tax effect of reconciling items	4,116	(155)

Total Non-GAAP adjustments	5,701	3,797

NON-GAAP NET INCOME (LOSS)	(5,853)	501

GAAP weighted average shares outstanding—basic	20,024	19,362
NON-GAAP weighted average shares outstanding—diluted	20,024	19,728
GAAP Net Income (Loss) per share—basic	$(0.58)	$(0.17)
Non-GAAP adjustments detailed above	0.29	0.20
NON-GAAP NET INCOME PER SHARE (basic)	$(0.29)	$0.03
GAAP Net Income (Loss) per share—diluted	$(0.58)	$(0.17)
Non-GAAP adjustments detailed above	0.29	0.20
NON-GAAP NET INCOME PER SHARE (diluted)	$(0.29)	$0.03